Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT TO ACQUIRE KREMERS URBAN PHARMACEUTICALS

FOR $1.23 BILLION

Transaction Highlights:

•                  Substantially increases, diversifies revenue base with highly profitable specialty products

•                  Expands pipeline with exciting products

•                  Near-term growth potential with 11 product applications pending at the FDA, of which five include Paragraph IV certifications

•                  Provides medium and longer term growth potential with 17 product candidates in development, including eight controlled substances

•                  Adds development expertise in difficult to formulate generics, including various dosage forms

•                  Accretive to adjusted EPS in fiscal 2016 in the mid- to high-single digits and 20% to 25% in fiscal 2017

•                  Significant tax benefit as a result of a 338(h)(10) election with a value in excess of $100 million

Conference call to discuss transaction, which will be accompanied by a related slide presentation, scheduled today at 5 p.m. ET

Philadelphia, PA — September 2, 2015 — Lannett Company, Inc. (NYSE: LCI) today announced that it has signed a definitive agreement to purchase Kremers Urban Pharmaceuticals Inc. (KU), the U.S. specialty generic pharmaceuticals subsidiary of global biopharmaceuticals company UCB S.A. (Euronext: UCB), for $1.23 billion, plus potential contingency payments.  Lannett believes the acquisition will be accretive to adjusted EPS in fiscal 2016 in the mid- to high-single digits and 20% to 25% in fiscal 2017.  Lannett expects to receive a significant tax benefit as a result of 338(h)(10) election with a value in excess of $100 million.  Lannett expects to fund the transaction with a combination of a fully committed term loan and cash on hand.  The transaction, subject to regulatory approval and other customary closing conditions, is expected to close in the fourth quarter of calendar 2015 and has been unanimously approved by the Boards of Directors of Lannett and UCB.

“For Lannett, this is a transformational acquisition that is an exceptional strategic fit and builds upon our stellar financial performance over the last several years,” said Arthur Bedrosian, chief executive officer of Lannett.  “With KU, we are adding a highly profitable business and creating a specialty pharmaceuticals company that has substantial size, scale and reach.”

“The acquisition diversifies and augments our current product offerings and significantly enhances our opportunities for continued growth by expanding our pipeline with a number of large market opportunity and complementary product candidates.  KU brings considerable manufacturing capacity, a first class research and development team and the potential for advancing our active pharmaceutical ingredients business.  This transaction delivers on our objective to supplement and boost our organic growth with strategic acquisitions.  We will continue to seek opportunities to build our business and enhance shareholder value.”

Strategic Benefits

The acquisition adds a diversified commercial product portfolio of 18 products.  The combined company generated pro-forma revenues of more than $800 million for the 12 months ended June 30, 2015.  KU brings a strong pipeline that includes 11 product applications pending at the FDA, of which five include Paragraph IV certifications, and 17 product candidates in various stages of development, including one 505(b)(2) product opportunity.  KU brings additional research and development and regulatory expertise, particularly in the areas of difficult-to-manufacture products and Paragraph IV certifications.  As part of the transaction, Lannett would receive KU’s recently inspected 381,000 square foot state-of-the-art facility in Seymour, Indiana, which has substantial manufacturing and warehousing capacity, as well as dedicated product development space.

Lannett believes that there is an opportunity for synergies through enhanced efficiencies and economies of scale.  Cost savings are anticipated immediately following the transaction and increasing to more than $40 million annually after the third year.

Product Diversification

KU currently markets generic pharmaceutical products that treat a variety of conditions, including ADHD, gastroesophageal reflux disease, hypertension and respiratory disease.  KU’s product applications pending at FDA and products in development complement Lannett’s drug development program; KU has eight controlled substance products with barriers to entry in various stages of development, which would expand and enhance Lannett’s existing controlled substance portfolio.

Methylphenidate Hydrochloride XR

KU currently markets Methylphenidate Hydrochloride XR, a drug that is indicated for the treatment of attention deficit hyperactivity disorder (ADHD).  Last year, the FDA asked KU to conduct new bioequivalence testing of its Methylphenidate Hydrochloride XR product using proposed bioequivalence criteria that the FDA issued in November 2014.  The FDA also changed the therapeutic equivalence rating for the product from AB to BX.  A BX rating means the product is approved and can be prescribed, but is not automatically substitutable at the pharmacy for the branded drug.  KU has submitted the final results of new bioequivalence studies designed to assess whether KU’s Methylphenidate Hydrochloride XR product meets the FDA’s proposed revised bioequivalence criteria.  In the event that Methylphenidate Hydrochloride XR’s AB rating is restored, UCB is eligible to receive contingency payments under sales and timing thresholds.

Morgan Stanley and RBC Capital Markets are serving as financial advisors to Lannett and have provided committed financing.  Debevoise & Plimpton LLP and Fox Rothschild LLP are serving as legal advisors to Lannett.  ROTH Capital Partners, LLC served as advisors to Lannett’s Board of Directors.

Use of Non-GAAP Financial Measures

This press release contains references to forward-looking non-GAAP financial measures, including adjusted EPS, which are financial measures that are not prepared in conformity with accounting principles generally accepted in the United States (GAAP).  Adjusted EPS excludes, among other things, the impact of amortization from acquired intangible assets and other purchase accounting entries, acquisition-related costs including integration and restructuring, non-cash interest expense, as well as other non-recurring items.  We believe that our presentation of non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business.  Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods.  Non-GAAP financial measures, including adjusted EPS, should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 5 p.m. ET to discuss the acquisition, which will be accompanied by a related slide presentation that can be found on Lannett’s website.  The conference call will be available to interested parties by dialing 800-446-1671 from the U.S. or Canada, or 847-413-3362 from international locations, passcode 40642852.  The call will be broadcast via the Internet at www.lannett.com.  Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software.  A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

About Kremers Urban Pharmaceuticals Inc. (KU)

KU is the generic subsidiary of UCB in the United States.  It is a specialty generic pharmaceutical company focused on generic products.  To learn more visit www.kremersurban.com.

About UCB

UCB (www.ucb.com) is a global biopharmaceutical company focused on the discovery and development of innovative medicines and solutions to transform the lives of people living with severe diseases of the immune system or of the central nervous system.  With more than 8,500 people in approximately 40 countries, the company generated revenue of € 3 billion in 2014.  UCB is listed on Euronext Brussels (symbol: UCB).  For more information, visit www.ucb.com.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Any such statement, including, but not limited to, statements regarding successfully closing the acquisition, the timing to consummate the proposed transaction, Lannett’s ability to successfully develop and commercialize additional pharmaceutical products, obtaining acquisition financing, Lannett’s ability to achieve anticipated synergies and cost savings, meeting the acquisition and financing closing conditions, and receiving regulatory approvals, whether expressed or implied, is subject to market and other conditions, and subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the risk factors discussed in Lannett’s annual report on Form 10-K and other documents filed with the SEC from time to time. These forward-looking statements represent Lannett’s judgment as of the date of this news release. Lannett disclaims any intent or obligation to update these forward-looking statements even if new information becomes available, as a result of future events or for any other reason. The forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement.

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